
KINGSCROWD

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KingsCrowd is bringing together financial experts and technologists to help investors like you make more informed startup investment decisions on portals like Netcapital.

Introduction

Up until 2 years ago, only the super wealthy, elite, millionaires of the world could invest in startups. Thanks to a change in regulation (Title III of The JOBS Act), now literally anyone can invest in startups via Regulation Crowdfunding (Reg CF) and Regulation A+ (Reg A+) deals.

In Reg CF deals alone, investors have poured over $100M into almost 1,000 deals at a 178% growth rate between 2016 and 2017, via 41 FINRA registered startup investing portals. However, a major gap currently exist in this market that is hindering continued market development.

If you have ever invested in the public market then you know that there are a plethora of investment decision resources at your disposal: from Investopedia for education, to The Wall Street Journal and SeekingAlpha for research, to MorningStar and Bloomberg for analytics, to The Motley Fool and Zacks for recommendations.

Unfortunately, the tools for education, research, analytics and recommendations that exist in the public market don't exist in the newly accessible startup market. As a result, startups leveraging Reg CF and Reg A+ struggle to captivate an audience beyond those who are already active on their current funding portal.


KINGSCROWD
PUBLIC MARKET EQUITIES
EQUITY CROWDFUNDING EQUITIES
EDUCATION
INVESTOPEDIA
RESEARCH
Seeking Alpha
ANALYTICS
MORNINGSTAR
RECOMENDATIONS
The Motley Fool
EXECUTION
Merrill Lynch
Netcapital
THE PROBLEM
The equity crowdfunding decision infrastructure has yet to be built.

This lack of decisioning resources, along with a general lack of awareness around the startup asset class from everyday investors leads investors to:

- Not partake in startup investing at all
- Not partake in more than 1 deal (due to poor experience)
- Partake, but without making an optimized investment decision

If we want this new emerging market to grow efficiently, then we need more resources to simplify and inform the investment decision making process.

Opportunity

KingsCrowd provides the infrastructure for startup investment decision making. At KingsCrowd, we provide a portal-agnostic research and analytics solution built on four key components:

1. **Education:** *We provide expert editorial content in addition to "how to guides" and tools*
2. **Analytics:** *We offer standardized deal ratings and synthesized data analytics*
3. **Research:** *We combine in-house market research with crowd sourced research*
4. **Recommendations:** *We provide KingsCrowd "Top Deal" picks and access to expert network due diligence*

What makes KingsCrowd a better, simpler, or smarter experience?

Current solutions:

Current solutions provide deal aggregation, but still put the burden of determining, where, what and who to invest in on you, the individual investor.

The KingsCrowd solution:

Data aggregation in an asset class like startups where few have ever invested before is ineffective because data means nothing without context. KingsCrowd provides context to the startup investing market by providing a framework by which to evaluate startup deals.

Across company stage (seed, series A), equity type (common shares, convertible note, preferred equity), industry, etc., we can help individuals to understand their investment options. And as a third party provider of research and deal recommendations, investors can know they are receiving independent third party evaluations they can trust.

We're also well positioned as an efficient mechanism to help encourage the growth of the startup investment market as a whole by providing a captured investor audience.

While current platforms and startups have leveraged traditional ad channels, like Facebook and Twitter, these solutions provide poor investor acquisition ROI. Ultimately, KingsCrowd provides a higher investor acquisition ROI solution by capturing warmed investors across the entire startup investment landscape.


THE
"DECISION ENGINE"
SOLUTION
KingsCrowd aims to become the equity crowdfunding investment "decision engine".
KINGSCROWD
EDUCATION
"HOW TO" GUIDES AND TOOLS
EXPERT EDITORIAL CONTENT
ANALYTICS
CROWDFUNDING MARKET ANALYTICS
5 POINT DEAL RATING SYSTEM
RESEARCH
CROWD SOURCED RESEARCH
IN-HOUSE MARKET RESEARCH
RECOMENDATIONS
KINGSCROWD "TOP DEAL PICKS"
EXPERT NETWORK DEAL DILIGENCE

Market

KingsCrowd is disrupting the $4.2 Billion Venture Capital due diligence market with a "Morningstar" solution that empowers every person regardless of wealth or financial sophistication to invest confidently in startups.

Our current competitors are primarily focused on deal aggregation, providing little education or recommendations.

- Crowditz: Crowdfunding deal aggregator
- Newchip: Crowdfunding deal aggregator
- Early Investing: Occasional deal recommendations
- Crowdability: Deal aggregation / research

Ultimately, we're taking a long term vision to this market by building the startup investing "decision engine" focused on providing a comprehensive suite of tools needed to make informed startup investment decisions via online portals.

Progress

KingsCrowd is currently live with version 1.0 of our website. We're developing our brand by conducting in-depth founder discussions, producing market and deal research, and selectively recommending 5%-10% of all live deals as "Top Deals".

We've grown our paying audience completely organically, with deal recommendation coverage on Republic, SeedInvest, Wefunder and Netcapital.

Over the next 6 months we will experiment with several traditional paid marketing channels and continue to find ways to work with the portals and startups to distribute our research and recommendations.


WEFUNDER
Legion M gets "TOP DEAL" rating from Kingscrowd.com
seedinvest
Republic
Boon VR featured in KingsCrowd and gets a 'BUY' recommendation
Netcapital

Success so far

To date, KingsCrowd has organically built up a user base of thousands of users, started forming relationships with several of the top funding portals, and was recently selected to be a member of the DCU Fintech Innovation Center, a highly selective Fintech focused accelerator in Boston.

We've also recently signed on Sean O'Reilly as Chief Content Officer. He is a former Motley Fool Editor who comes to us with an extensive background in equity research and financial market analysis.

DCU FinTech INNOVATION CENTER

Press mentions

- The DCU FinTech Innovation Center Announces Summer 2018 Cohort →

Business Model

KingsCrowd.com's business model has a multi-faceted approach:

1. Reader Subscriptions:
    - Three-tiered subscription model
        - Crowd Membership: $10 per month
        - Pro Membership: $20 per month
        - Institutional Membership: Custom pricing based on needs.
2. Pay for performance advertising
    - Crowdfunding platforms (e.g., NetCapital, SeedInvest)
        - Banner ads
        - Newsletter sponsorship
            - $15-$20 / account signup
    - Startup Campaign Marketing
        - Banner ads
        - Premium newsletter placement
            - Custom pricing

Team



Chris Lustrino Founder & CEO

Founder of Fintech publication, Simple.Innovative.Change, Chris was nominated as Fintech Journalist of the Year by LendIt in 2018, for his coverage of Fintech founders across the alternative investing and lending markets. He also spent 3 years as a strategy consultant for LEK Consulting with a focus on PE deal due diligence and corporate strategy. Most recently, he worked at Freebird, a Travel Tech Startup, where he developed the Sales and Finance Ops function for the team that has raised $8M to date from General Catalyst and Accomplice.



Sean O'Reilly Chief Content Officer

Former Editor and Podcast Host at The Motley Fool, covering energy, industrials, technology and consumer goods, Sean is a content strategist for B2B and B2C organizations, with a passion for the financial markets and enabling individuals to invest confidently. He graduated from Case Western with a degree in Management, Economics and Finance.



John Fanning Advisor

John Fanning, Founding Chairman and CEO of napster, has been a pioneer in internet technologies for over 25 years. In addition to his work with napster on the distributed aggregation of content, he has introduced such net-related innovations as client-server game play, voice over IP, and auto-upgrading/authentication. Since 1994, he has founded numerous successful Internet ventures, including napster, NetGames, NetMovies, and Netcapital. John attended Boston College and has a background in finance from his work at Fidelity Investments in Boston, MA.

Become a part of KingsCrowd

KingsCrowd plans to allocate this fundraising round accordingly:

Research and analytics MVP: 50%

- Continue to improve UI/UX
- Build MVP of crowdsourced research solution
- Build MVP of automated ratings solution / due diligence methodology

Customer acquisition: 30%

- Invest in traditional / market specific channels to build user base of 10-20K users
- Develop understanding of customer acquisition cost to inform at-scale planning

Content production: 20%

- Invest in producing quality market research and deal diligence solutions
- Build out network of editorial contributors

This is an offering of Units , under registration exemption 4(a)(6), in Kingscrowd LLC, doing business as KingsCrowd. This offering must raise at least $10,000 by August 10, 2018 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. KingsCrowd may issue additional securities to raise up to $106,999, the offering's *maximum*.

$26,604 raised!

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

1,720,535 units × $1.12 per unit
= $1,926,999 implied valuation

Pitch Deck

KINGSCROWD

THE EQUITY CROWDFUNDING "DECISION ENGINE"

THE MISSION

Enabling Everyone To Invest In The Startup Ecosystem

KingsCrowd was founded with the vision that everyone should have access to institutional grade research and analytics tools that enable informed startup investment decisions, regardless of investment experience.

THE EQUITY CROWDFUNDING ASSET CLASS

The Wisdom Of The Crowd Is Challenging The **$84B VC Market** With Better Returns

	Traditional Venture Capital	New Age Equity Crowdfunding	
	MEDIAN VC	seedinvest	WEFUNDER
# Investors	**~1K**	**~223K**	**~156K**
% Returns*	**11%**	**17%**	**53%**

THE MARKET OPPORTUNITY

With So Much Promise, Equity Crowdfunding Is Projected To Be A **$4B-$6B Market** By 2022

RegCF Investment ($M)



$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Actuals
Projections
2016
2017
2018
2019
2020
2021
2022
Total RegCF Investment ($M)

BY 2022, relevant Reg A+ & Reg D deals are estimated to represent $3 to $5B in investment & 1-3M investors

THE PROBLEM

The Equity Crowdfunding Decision Infrastructure Has Yet To Be Built

	Education	Research	Analytics	Recommendations	Execution
Public Market Equities	✔	✔ THE WALL STREET JOURNAL, Seeking Alpha	✔ MORNINGSTAR, Bloomberg	✔ The Motley Fool, ZACKS	✔ Merrill Lynch, Ameritrade
Equity Crowdfunding Equities	X	X	X	X	✔ start engine, Netcapital

THE "DECISION ENGINE" SOLUTION

KingsCrowd Aims To Become The Equity Crowdfunding Investment "Decision Engine"

Education
- "How to" guides and tools
- Expert editorial content

Analytics
- Crowdfunding market analytics
- 5 point deal rating system

KINGSCROWD

Research
- Crowd sourced research
- In-house market research

Recommendations
- KC deal diligence
- Expert network favorites

BUILD INTELLIGENCE AT SCALE

Crowdsourced Research And Data Driven Analytics Tools

Crowdsourced research platform
Allow users to produce research content



Data Driven Analytics Tools
Provide at scale deal database



GO-TO MARKET STRATEGY

Utilize A Mix of Traditional And Market Specific Distribution Channels

1. **Utilize traditional marketing channels to build a critical mass of readers (5-10K)**
   a) Social media sharing
   b) Search engine optimization
   c) Syndicated content
   d) Paid marketing
2. **Once we can prove a valuable partner, collaborate with the 41 FINRA registered equity crowdfunding portals to access their 6 figure investor bases**

THE BUSINESS MODEL

Monetize The Platform Through Subscriptions And Advertising

Subscriptions

- **Crowd** — **$10 / mo.** *Non-accredited deal research*
- **Pro** — **$20 / mo.** *All deal research*
- **Institutional** — **Custom Price** *Customized deal research*

Advertising

- **Pay-For-Performance Portal Marketing** — **$15-20 / account sign up** *Banner ads, newsletter sponsorships, sponsored content*
- **Startup Campaign Marketing** — **Custom Price** *Banner ads, premium newsletter placement*

PUBLIC MARKET PROXIES FOR SUCCESS

Emulate Highly Successful Public Research And Analytics Companies

The Motley Fool — To Educate, Amuse & Enrich

$400M Annual Revenue
Equity recommendation platform

Seeking Alpha α

8M+ unique visitors / month
Crowdsourced equity stock research

MORNINGSTAR®

$4.6B valuation
Equity ratings and analytics

THE TEAM

Passionate Finance Professionals On A Mission To Democratize Investing



Chris Lustrino
Founder & CEO

Recovering strategy consultant, Fintech blog founder, and LendIt 2018 Fintech Journalist Of The Year Finalist



Sean O'Reilly
Editorial Director

Former Editor and Podcast Host at The Motley Fool covering energy, industrials, technology and consumer

THE ADVISER

Founding Chairman of Napster And Chairman Of NetCapital



John Fanning
Adviser

Founding Chairman of Napster, early stage investors at Uber, and Chairman at NetCapital, passionate about building disruptive ecosystems

APPENDIX: USES OF CAPITAL

Utilize Friends And Family Pre-Seed $107K Across Three Dimensions

- **50%** Research and analytics MVP
- **30%** Content production
- **20%** Customer acquisition

6 Month Goals: Build a critical mass of users *(5-10K newsletter subscribers, 2-5% paying)* and MVP of tech to be tested and iterated on by our user base


APPENDIX: THE PRODUCT VISION ROADMAP
Utilize KingsCrowd Research And Analytics To Create The First Equity Crowdfunding "ETF"
Research
Analytics
At-Scale Distribution
Diversified Investment Products
Phase 1
Phase 2
Phase 3

Download Pitch Deck

Financials

The purpose of this offering is to help KingsCrowd build more tools and create compelling content to help investors like you make better investment decisions.

KingsCrowd's official name is Kings Crowd LLC, so that's the name that appears in the statements below.

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement
- Executive certification

KingsCrowd's SEC filings

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

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Understand the risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.